Exhibit 10.2
SECOND AMENDED AND RESTATED
DISTRIBUTION REINVESTMENT PLAN
Apartment Trust of America, Inc.
     Apartment Trust of America, Inc., a Maryland corporation (the “Company”), has adopted this Second Amended and Restated Distribution Reinvestment Plan (the “Plan”), to be administered by the Company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.
     1. Election to Participate. Any holder of shares of common stock of the Company, par value $0.01 per share (the “Shares”) may become a Participant in the Plan by making a written election to participate in the Plan on such purchaser’s subscription agreement at the time of subscription for Shares or by completing and executing the enrollment form enclosed herein or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares owned by them reinvested pursuant to the Plan. If a stockholder’s Shares are held by a broker or nominee and the stockholder wants to participate in the Plan, the stockholder must make appropriate arrangements with its broker or nominee.
     2. Distribution Reinvestment. The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company with respect to Shares of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payment after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received on or before 10 days prior to the last day of the period to which such Distribution relates. The election will apply to all Distributions attributable to such period and to all periods thereafter, unless and until termination of participation in the Plan, in accordance with Section 8. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Company’s board of directors (the “Board”). A written election to participate must be received by the Administrator prior to the last business day of the month, in order to become a Plan Participant with respect to that month’s Distributions. If the period for Distribution payments shall be changed, then this paragraph shall also be changed, without the need for advance notice to Participants.
     3. General Terms of Plan Investments.
     The Administrator will apply all Distributions subject to this Plan, as follows:
          (a) Until such time as the Board determines a reasonable estimate of the value of the Shares, the Administrator will invest Distributions in Shares at a price equal to $9.50 less the aggregate distributions per Share of any net sale proceeds from the sale of one or more of the Company’s assets, or other special distributions so designated by the Board, distributed to stockholders, regardless of the price per Share paid by the Participant for the Shares in respect of which the Distributions are paid. On or after the date the Board determines a reasonable estimate of the value of the Shares (the “Initial Board Valuation”) under the Company’s valuation policy, as such valuation policy is amended from time to time (the “Valuation Policy”), the Administrator will invest Distributions in Shares at a price equal to the most recently disclosed estimated value as determined in accordance with the Valuation Policy less the aggregate distributions per Share of any net sale proceeds from the sale of one or more of the Company’s assets, or other special distributions so designated by the Board, distributed to stockholders. No advance notice of pricing pursuant to this Paragraph 3(a) shall be required other than to the extent the issue is a material event requiring the public filing of a Form 8-K.
          (b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.
          (c) Dealer manager fees will not be paid for the Shares purchased pursuant to the Plan.
          (d) Organizational and offering expenses will not be paid or reimbursed for the Shares purchased pursuant to the Plan.
          (e) all costs of administration of the Plan will be paid by the Administrator. However, any interest earned on distributions on shares within the Plan will be paid to the Administrator to defray certain costs relating to the Plan.
          (f) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

          (g) Distributions shall be invested in Shares by the Administrator within 30 days following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator will be distributed to Participants. Any interest earned on such accounts will be returned to the respective Participant.
          (h) Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.
          (i) A Participant will not be able to acquire Shares under the Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s charter, as amended, unless exempted by the Board.
     4. Absence of Liability. Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder. This includes, without limitation, any claim of liability arising out of failure to terminate a Participant’s account upon a Participant’s death, the prices at which Shares are purchased, the times when purchases are made, or fluctuations in the market price of the Shares.
     5. Suitability. Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition, as compared to information previously provided to the stockholder’s broker or financial advisors, or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual material decrease in net worth or annual gross income, or any other material change in circumstances that may be likely to cause the Participant to fail to meet the minimum income and net worth standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares or cause the Participant’s broker or financial advisor to determine that an investment in Shares is no longer suitable and appropriate for the Participant.
     6. Reports to Participants. Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.
     7. Taxes. The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the Plan. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker-dealers and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of distribution reinvestment plans. No ruling, however, has been issued or requested regarding the Plan. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the Plan and the disposition of any Shares purchased pursuant to the Plan.
     Reinvested Distributions. Stockholders subject to federal income taxation who elect to participate in the Plan will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested pursuant to the Plan. Specifically, Participants will be treated as if they received the distribution from the Company and then applied such distribution to purchase the Shares pursuant to the Plan. To the extent that a stockholder purchases Shares through the Plan at a discount to fair market value, the stockholders will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. The amount treated as a distribution to Participants will constitute a dividend for federal income tax purposes to the same extent as a cash distribution.
     Receipt of Share Certificates and Cash. Participants will not realize any income if they receive certificates for whole shares credited to their account pursuant to the Plan. Any cash received for a fractional share held in the Participant’s account will be treated as an amount realized on the sale of the fractional share. Participants therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and their tax basis in the fractional share.
     8. Termination.
          (a) A Participant may terminate his participation in the Plan with respect to all, but not less of than all, of the Participant’s Shares (including Shares held for the Participant’s account pursuant to the Plan) at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator on or before 10 days prior to the last day of the period to which such Distribution relates.
          (b) As the Distribution Period is presently monthly, a written election to terminate must be received by the Administrator on or before 10 days prior to the last day of the month in order to terminate participation in the Plan for that month. If the period for Distribution payments shall be changed, then this paragraph shall also be changed, without the need for advance notice to Participants.
          (c) A Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.
          (d) Upon termination of a Participant’s participation in the Plan (either by the Participant or the Company), the stock ownership records will be updated to include the number of whole shares in the Participant’s Plan account. For any fractional shares of stock in the Participant’s Plan account, the Administrator may either (i) send the Participant a check in payment for any fractional shares in their account, or (ii) credit their stock ownership account with any such fractional shares.
     9. Eligibility Restrictions. The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including states and foreign jurisdictions where the Shares are neither registered under applicable securities laws nor exempt from registration. The Company reserves the right to prohibit certain employee benefit plans from participating in the Plan if such participation could cause the underlying assets of the Company to constitute “plan assets” of such plans.
     10. Amendment or Termination by Company.
          (a) The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least 10 days prior to the effective date thereof to each Participant; provided, however, the Company may not amend the Plan to (a) provide for selling commissions or dealer merger fees to be paid for shares purchased pursuant to the Plan or (b) revoke a Participant’s right to terminate his participation in the Plan.
          (b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate the Plan itself, at any time by providing 10 days’ prior written notice to a Participant, or to all Participants, as the case may be; provided, however, that the Company may terminate any Participant’s participation in the Plan at any time by notice to such Participant if continued participation will, in the opinion of the Board, jeopardize the status of the Company as a real estate investment trust under the Internal Revenue Code of 1986, as amended; provided, further, that any participation that is subsequently determined, in the opinion of the Board, to jeopardize the status of the Company as a real estate investment trust under the Internal Revenue Code of 1986, as amended, will be voiced, ab initio.
          (c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.
     11. Voting. Participants in the Plan will be able to vote all Shares (including fractional shares) credited to their account pursuant to the Plan at the same time they vote the Shares registered in their name on the records of the Company.

     12. Stock Dividends, Stock Splits and Rights Offerings. A Participant’s Plan account will be amended to reflect the effect of any stock dividends, splits, reverse splits or other combinations or recapitalizations by the Company on Shares held by the Participant pursuant to the Plan. If the Company issues to its stockholders rights to subscribe to additional shares, such rights will be issued to Participants based on their total share holdings, including Shares held in their Plan account.
     13. Interpretation and Regulation of the Plan. The Company reserves the right, without notice to Participants, to interpret and regulate the Plan as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.
     14. Participation by Limited Partners of Apartment Trust of America Holdings, LP. For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Apartment Trust of America Holdings, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.
     15. Governing Law. This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.
     16. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator, which will satisfy the Administrator’s duty to give notice. Each Participant shall notify the Administrator promptly in writing of any changes of address. If a Participant moves his or her residence to a state where Shares offered pursuant to the Plan are neither registered nor exempt from registration under applicable securities laws, the Company may deem the Participant to have terminated participation in the Plan.

ENROLLMENT FORM
APARTMENT TRUST OF AMERICA, INC.
SECOND AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN
To Join the Second Amended and Restated Distribution Reinvestment Plan:
     Complete and return this form. Be sure to include your signature in order to indicate your participation in the Plan.
     I hereby appoint Apartment Trust of America, Inc. (the “Company”) (or any designee or successor), acting as Plan Administrator, as my agent to receive cash distributions that may hereafter become payable to me on shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) registered in my name as set forth below, and authorize the Company to apply such distributions to the purchase of full shares and fractional interests in shares of the Common Stock.
     I understand that the purchases will be made under the terms and conditions of the Plan as described in the applicable prospectus, and that I may revoke this authorization at any time by notifying the Plan Administrator, in writing, of my desire to terminate my participation.
     Sign below if you would like to participate in the Second Amended and Restated Distribution Reinvestment Plan. You must participate with respect to 100% of your shares.

Signature	Date

Signature of Joint Owner	Date

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